UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2026

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ALSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2026, Allison Transmission Holdings, Inc. (the “Company”), Allison Transmission, Inc., a wholly-owned subsidiary of the Company (the “Borrower”), Citibank, N.A., as administrative agent (the “Administrative Agent”), and certain lenders and letter of credit issuers party thereto entered into Amendment No. 5 to Credit Agreement (the “Amendment”). The Amendment amends the Second Amended and Restated Credit Agreement, dated as of March 29, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including as amended by the Amendment, the “Credit Agreement”), among the Company, the Borrower, the several banks and financial institutions or entities from time to time party thereto as lenders and letter of credit issuers, the Administrative Agent and Citicorp North America, Inc., as collateral agent, to, among other things, (1) increase the revolving credit facility under the Credit Agreement from $750 million to $1 billion and extend the maturity date of such revolving credit facility from March 13, 2029 to January 2, 2031, and (2) provide for an incremental term loan facility under the Credit Agreement in an aggregate principal amount equal to $1.2 billion, which matures on January 2, 2033 (with a springing maturity to the maturity date of the existing term loan facility in the event that the existing term loan facility matures on any date prior to January 2, 2033).

The proceeds of the borrowings under the revolving credit facility and such incremental term loan facility will be used to pay a portion of the consideration for the Acquisition (as defined below), fees, costs and expenses related to the Acquisition and the Credit Agreement and for working capital, general corporate purposes and other purposes not prohibited by the Credit Agreement.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 1, 2026, the Company completed its acquisition (the “Acquisition”) of the off-highway business of Dana Incorporated (“Dana”) pursuant to the previously disclosed Stock Purchase Agreement, dated June 11, 2025 (the “Purchase Agreement”), between the Company and Dana, for a purchase price of $2.732 billion, subject to certain adjustments.

The disclosure set forth in this Item 2.01 is qualified in its entirety by reference to the full text of the Purchase Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2025 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Acquisition, the Company appointed Craig M. Price as President and Business Unit Leader of Allison Off-Highway Drive and Motion Systems, effective on January 1, 2026.

Mr. Price, age 50, served as Senior Vice President and President of Dana’s Off-Highway Drive and Motion Systems since September 2024. Mr. Price has been with Dana for more than 14 years, eight of which he has been a member of Dana’s leadership team, serving in strategic roles impacting every aspect of the business. From 2017 to 2024, as Senior Vice President of Purchasing and Supplier Development, he led all global purchasing activities for the company and was responsible for developing and deploying global supplier strategies that successfully supported the company-wide efficiencies that advanced operating priorities and most efficiently served Dana’s customers. Mr. Price joined Dana in 2010 from ArvinMeritor, where he served 19 years in a variety of strategic leadership roles. He earned a Higher National Diploma in mechanical and manufacturing engineering from The University of Glamorgan in the United Kingdom and a Higher National Diploma in business administration from The University of Wales.

In connection with his appointment, Mr. Price is expected to enter into a new contract of employment with Dana UK Driveshaft Limited (the “Employer”), the terms of which shall be effective from January 1, 2026 (the “Employment Contract”). Pursuant to the Employment Contract, Mr. Price will receive an annual salary of £423,530 (the “Base Salary”), subject to annual review, plus an annual car allowance of £18,000. He will be eligible to participate in (i) the Company’s executive incentive compensation program (“IComp”) with an annual target equal to 100% of Base Salary and a maximum annual award equal to 200% of Base Salary and (ii) the Company’s long-term incentive program (“LTIP”) with an annual target value equal to 200% of Base Salary. Mr. Price will also be eligible to participate in the other benefit programs of the Employer that are available to executive employees generally, including private medical insurance and permanent health insurance.

The Employment Contract is for an indefinite term, terminable (i) by either party on six months’ prior written notice (the “Notice Period”) or (ii) by the Company without notice for Cause (as defined therein). Upon notice being served by either party, the Employer has the discretion to terminate the Employment Contract with immediate effect and make a payment in lieu of the Base Salary Mr. Price would have received during the Notice Period (a “Payment in Lieu”).

Mr. Price shall be eligible to receive severance payments and benefits upon termination of employment without Cause or resignation of employment for Good Reason (in each case as those terms are defined in the Employment Contract), each a Qualifying Termination, and upon a Qualifying Termination that occurs within two years following a change-in-control. Mr. Price’s severance terms pursuant to the Employment Contract (the “Severance Arrangements”) are comparable to those terms applicable to Tier 1 US participants pursuant the Company’s 2022 Executive Change-in-Control & Severance Plan. As a condition to receiving severance payments and benefits under the Severance Arrangements, Mr. Price shall be required to execute a general release of claims. The Severance Arrangements shall be offset against any Payment in Lieu the Employer may make upon termination.

The Employment Contract contains customary 12 month post-termination restrictive covenants and provisions regarding confidentiality, the assignment of intellectual property to the Employer and anti-disparagement.

Supplementary to the terms provided for under the Employment Contract, Mr. Price will be granted restricted stock units (“RSUs”) under the Company’s LTIP with an approximate value of $1,000,000 (the “Initial Award”). The grant date of the Initial Award will be February 1, 2026, and the Initial Award shall vest in equal installments on the first, second and third anniversary of the grant date, subject to the rules of the LTIP, including continued employment through the applicable vesting date (subject to the terms of the Severance Arrangements).

There is no arrangement or understanding between Mr. Price and any other person pursuant to which he was selected as an officer, no family relationships between Mr. Price and any director or other executive officer of the Company, and no transactions involving Mr. Price or a member of his immediate family that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 2, 2026, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses or Funds Acquired.

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

Pro forma financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Stock Purchase Agreement, dated June 11, 2025, by and between Dana Incorporated and Allison Transmission Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed June 13, 2025, File No. 001-35456).

10.1*	Amendment No. 5 to Credit Agreement, dated as of January 2, 2026, among Allison Transmission, Inc., Allison Transmission Holdings, Inc., Citibank, N.A., as administrative agent, and certain lenders and letter of credit issuers party thereto.

99.1	Press Release dated January 2, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules and/or exhibits to the Securities and Exchange Commission on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: January 2, 2026	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Assistant Secretary